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Exhibit 99.2

FORM OF PROXY
SPECIAL MEETING OF SHAREHOLDERS
To Be Held on May 18, 2006
FULTON BANCSHARES CORPORATION
100 Lincoln Way West
McConnellsburg, Pennsylvania 17233

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Bradley J. True and Rex S. Black, and each or any of them, as proxies of the undersigned, with full power of substitution, to represent and vote, all of the shares of Fulton Bancshares Corporation's ("Fulton") common stock held of record by the undersigned on April 7, 2006, at the Special Meeting of the Shareholders to be held in the Fulton Theater Building at the main office of Fulton County National Bank and Trust Company, 100 Lincoln Way East, McConnellsburg, Pennsylvania on Thursday, May 18, 2006, at 1 p.m. prevailing time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

        THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, AND IF NECESSARY "FOR" THE PROPOSAL TO ADJOURN THE MEETING TO A LATER LATE.

        This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting, but if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Fulton.

        It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the Secretary of Fulton and vote in person.

        PROPOSAL 1:    To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 23, 2006 by and between Franklin Financial Services Corporation ("Franklin") and Fulton, and the consummation of the transactions contemplated thereby, which provides, among other things, for the merger of Fulton with and into Franklin upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

        PROPOSAL 2:    To act upon the postponement or adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting of the Shareholders to approve the Agreement and Plan of Merger.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

        The Board of Directors unanimously recommends that you vote "FOR" each proposal.

Dated: , 2006	Signature of Shareholder
Signature of Shareholder

Number of shares Held of Record
on April 7, 2006

        This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

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FORM OF PROXY SPECIAL MEETING OF SHAREHOLDERS To Be Held on May 18, 2006 FULTON BANCSHARES CORPORATION 100 Lincoln Way West McConnellsburg, Pennsylvania 17233